Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

COLLECTORS UNIVERSE, INC.

Quarterly Report on Form 10-Q

For the quarter ended March 31, 2020

The undersigned, who is the Chief Executive Officer of Collectors Universe, Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2020	By:	/s/ JOSEPH J. ORLANDO
Joseph J. Orlando
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Collectors Universe, Inc. and will be retained by Collectors Universe, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.